Exhibit 10.18

TWENTY-SECOND AMENDMENT TO OFFICE LEASE

THIS TWENTY-SECOND AMENDMENT TO OFFICE LEASE (this “Amendment”) is entered into between CRESCENT 1301 MCKINNEY, L.P., a Delaware limited partnership (“Landlord”), and KEY ENERGY SERVICES, INC., a Maryland corporation (“Tenant”), with reference to the following:
A.Landlord and Tenant entered into that certain Office Lease dated effective as of January 20, 2005; that certain First Amendment to Office Lease dated March 15, 2005; that certain Second Amendment to Office Lease dated June 24, 2005; that certain Commencement Letter dated as of September 28, 2005; that certain Third Amendment to Office Lease dated November 30, 2005; that certain Fourth Amendment to Office Lease dated March 30, 2006; that certain Fifth Amendment to Office Lease dated March 31, 2006; that certain Sixth Amendment to Office Lease dated June 7, 2006; that certain Seventh Amendment to Office Lease dated August 9, 2006; that certain Eighth Amendment to Office Lease dated October 31, 2006; that certain Commencement Letter dated January 16, 2007; that certain Ninth Amendment to Office Lease dated January 11, 2008; that certain Tenth Amendment to Office Lease dated March 27, 2008 (the “Tenth Amendment”); that certain Eleventh Amendment to Office Lease dated April 9, 2008; that certain Twelfth Amendment to Office Lease dated May 12, 2008; that certain Thirteenth Amendment to Office Lease dated June 20, 2008 (the “Thirteenth Amendment”); that certain Fourteenth Amendment to Office Lease dated October 20, 2011; that certain Fifteenth Amendment to Office Lease dated October 25, 2011 (the “Fifteenth Amendment”); that certain Sixteenth Amendment to Office Lease dated March 6, 2012; that certain Seventeenth Amendment to Office Lease dated April 23, 2012; that certain Eighteenth Amendment to Office Lease dated July 23, 2012; that certain Nineteenth Amendment to Office Lease dated August 31, 2012; that certain Twentieth Amendment to Office Lease dated December 17, 2012; and that certain Twenty-First Amendment to Office Lease dated April 3, 2014 (the “Twenty-First Amendment”) (as amended, the “Lease”), currently covering approximately 96,992 square feet of Rentable Square Footage on floors 15, 16, 17 and 18 (the “Premises”) of the building located at 1301 McKinney, Houston, Texas (the “Building”).

B.Tenant desires to release and surrender to Landlord a portion of the Premises consisting of approximately 7,234 square feet of Rentable Square Footage on floor 15 of the Building (the “Reduction Space”), as shown on Exhibit A attached hereto and incorporated herein for all purposes, leaving the balance of the Premises, consisting of approximately 89,758 square feet of Rentable Square Footage on floors 15, 16, 17 and 18 of the Building (the “Remaining Premises”). Landlord is willing to accept the release and surrender of the Reduction Space on the terms and conditions set forth below.

C.Landlord and Tenant now desire to further amend the Lease as set forth below. Unless otherwise expressly provided in this Amendment, capitalized terms used in this Amendment shall have the same meanings as in the Lease.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, the parties agree as follows:
1.Space Reduction. The Lease is amended to provide that, effective as of 11:59 p.m. on April 30, 2015 (the “Reduction Date”), (a) the Reduction Space shall be subtracted from the Premises, (b) the floor plan drawings with respect to the portion of the Premises located on floor 15 of the Building attached as Exhibit A-1 to the Tenth Amendment, Exhibit A-2 attached to the Thirteenth Amendment and Exhibit A-1 attached to the Fifteenth Amendment shall be deleted and replaced with Exhibit A-1 attached to this Amendment (the “Floor 15 Portion of the Remaining Premises”), and (c) the term, “Premises,” as used in the Lease shall mean and include approximately 89,758 square feet of Rentable Square Footage on floors 15, 16, 17 and 18 of the Building, being the Rentable Square Footage of the Remaining Premises. As of the Reduction Date, (i) Tenant shall no longer have any right to occupy and/or use the Reduction Space, (ii) the Lease shall be deemed terminated with respect to the Reduction Space except for the continuing Rent obligation set forth in Paragraph 3 below, (iii) except for the continuing Rent obligation set forth in Paragraph 3 below, neither Tenant nor Landlord shall have any further liability or obligation to the other with respect to the Reduction Space, except for those items that survive the termination of the Lease pursuant to its terms and except as specifically set forth in this Amendment. Additionally, Tenant shall have no further option to surrender a portion of the Premises pursuant to Paragraph 4 of the Twenty-First Amendment.

2.Surrender of the Reduction Space; Access; Permitted Holdover.

(a)On the Reduction Date, the Reduction Space shall be surrendered by Tenant to Landlord as required under Article 29 of the Lease. Tenant shall fully comply with all obligations under the Lease respecting the Reduction Space through the Reduction Date, including without limitation, those provisions relating to the condition of the Reduction Space, payment of any and all Rent and other known amounts owed to Landlord through the Reduction Date, removal of all persons occupying and using the Reduction Space, and removal of Tenant’s personal property therefrom prior to the Reduction Date.

(b)Landlord may prohibit access by Tenant to the Reduction Space after the Reduction Date by changing the locks to the Reduction Space or by any other means permitted by the Lease, at law or in equity.

(c)Notwithstanding anything to the contrary contained in this Amendment, Tenant may remain in the Reduction Space on a month-to-month basis for up to two (2) months (the “Permitted Holdover Period”) so long as Tenant provides written notice to Landlord no later than thirty (30) days’ prior to the Reduction Date. If Tenant timely delivers such notice, Tenant’s possession of the Reduction Space during the Permitted Holdover Period shall be subject to all of the terms and conditions of the Lease.

3.Rent. Notwithstanding the reduction of the Premises by the Reduction Space as of the Reduction Date, Tenant shall continue to pay Rent (inclusive of Base Rent, the OE Payment and the management fee) for the Reduction Space for the period commencing on the Reduction Date and expiring on June 30, 2016, except that Tenant shall receive for such period a credit against Base Rent equal to $15.00 per square foot of Rentable Square Footage per annum, which credit shall be ratably applied over the aforesaid eighteen (18) month period.

4.Condition of Remaining Premises. Tenant accepts the Remaining Premises in its “as-is” condition and configuration. At Tenant’s sole cost and expense except as hereinbelow provided, Tenant shall have constructed so as to be substantially completed by the Reduction Date, a demising wall separating the Reduction Space from the remaining portion of the Premises located on floor 15 of the Building (the “Demising Wall”), using Building standard materials and construction methods. Tenant shall be permitted to utilize the Reimbursement Allowance (defined in Paragraph 2 of the Work Letter attached as Exhibit A to the Twenty-First Amendment) for the cost of the Demising Wall, subject to Tenant’s compliance with the applicable provisions of such Exhibit A for the disbursement thereof. Tenant acknowledges that Landlord has not undertaken to perform any modification, alteration or improvement to the Remaining Premises. TENANT WAIVES (a) ALL CLAIMS DUE TO DEFECTS IN THE REMAINING PREMISES, THE BUILDING AND/OR THE PROPERTY AND (b) ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THOSE OF SUITABILITIY, HABITABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE. Tenant waives the right to terminate the Lease due to the condition of the Remaining Premises, the Building or the Property.

5.Parking. Effective as of the Reduction Date, Tenant shall surrender its rights under the Parking Agreement attached as Exhibit E to the Lease to (a) five (5) permits allowing access to unreserved spaces in the Houston Center Garage 1, and (b) two (2) permits allowing access to unreserved spaces in the Building Garage, the and such permits shall be considered deleted from the provisions of the Parking Agreement.

6.Prohibited Persons and Transactions. Tenant represents to Landlord: (a) that neither Tenant nor any person or entity that directly owns a ten percent (10%) or greater equity interest in it, nor any of its officers, directors or managing members, is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under Executive Order 13224 (the “Executive Order”) signed on September 24, 2001, and entitled “Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism”, or other Laws, (b) that Tenant’s activities do not violate the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, or the regulations or orders promulgated thereunder, as they may be amended from time to time, or other anti-money laundering Laws (the “Anti-Money Laundering Laws”), and (c) that throughout the Term of the Lease Tenant shall comply with the Executive Order and with the Anti-Money Laundering Laws.

7.ERISA Matters. Tenant represents that (a) neither Tenant nor any entity controlling or controlled by Tenant owns a five percent (5%) or more interest (within the meaning of Prohibited Transaction Class Exemption 84-14) in JPMorgan Chase Bank, N.A. (“JPMorgan”) or any of JPMorgan’s affiliates, and (b) neither JPMorgan, nor any of its affiliates, owns a five percent (5%) or more interest in Tenant or any entity controlling or controlled by Tenant.

8.Consent. This Amendment is subject to, and conditioned upon, any required consent or approval being unconditionally granted by Landlord’s mortgagee(s). If any such consent shall be denied, or granted subject to an unacceptable condition, this Amendment shall be null and void and the Lease shall remain unchanged and in full force and effect.

9.Broker. Tenant represents and warrants that it has not been represented by any broker or agent in connection with the execution of this Amendment except Partners Commercial Realty, L.P. d/b/a NAI Houston. Tenant shall indemnify and hold harmless Landlord and its designated property management, construction and marketing firms, and their respective partners, members, affiliates and subsidiaries, and all of their respective officers, directors, shareholders, employees, servants, partners, members, representatives, insurers and agents from and against all claims (including costs of defense and investigation) of any broker or agent or similar party other than the above-named broker claiming by, through or under Tenant in connection with this Amendment.

10.Time of the Essence. Time is of the essence with respect to Tenant’s execution and delivery to Landlord of this Amendment. If Tenant fails to execute and deliver a signed copy of this Amendment to Landlord by 5:00 p.m. (in the city in which the Premises is located) on ___________, 2015, this Amendment shall be deemed null and void and shall have no force or effect, unless otherwise agreed in writing by Landlord. Landlord’s acceptance, execution and return of this Amendment shall constitute Landlord’s agreement to waive Tenant’s failure to meet such deadline.

11.Miscellaneous. This Amendment shall become effective only upon full execution and delivery of this Amendment by Landlord and Tenant. This Amendment contains the parties’ entire agreement regarding the subject matter covered by this Amendment, and supersedes all prior correspondence, negotiations, and agreements, if any, whether oral or written, between the parties concerning such subject matter. There are no contemporaneous oral agreements, and there are no representations or warranties between the parties not contained in this Amendment. Except as modified by this Amendment, the terms and provisions of the Lease shall remain in full force and effect, and the Lease, as modified by this Amendment, shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns.

12.Ratification. Tenant hereby ratifies and confirms its obligations under the Lease and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and full force and effect, and (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

[Signatures Appear on the Following Page]

LANDLORD AND TENANT enter into this Amendment on _______________, 2015.
LANDLORD:
CRESCENT 1301 MCKINNEY, L.P.,
a Delaware limited partnership

By:    Crescent 1301 GP, LLC,
a Delaware limited liability company,
its General Partner

By:_____________________________
Dianna A. Russo
President
TENANT:

KEY ENERGY SERVICES, INC.,
a Maryland corporation

By:_____________________________________
Name:______________________________
Title:_______________________________

EXHIBIT A
REDUCTION SPACE

Building Telecommunication Area

# FULBRIGHT TOWER

ZIEGLER COOPER COMPUTERIZED ARCHITECTURAL DOCUMENTATION

LEVEL 15

DATE: 03.03.15 JOB # 50609.76

Exhibit A-i

EXHIBIT A-1
FLOOR 15 PORTION OF THE REMAINING PREMISES

Building Telecommunication Area

# FULBRIGHT TOWER

ZIEGLER COOPER COMPUTERIZED ARCHITECTURAL DOCUMENTATION

LEVEL 15

DATE: 03.03.15 JOB # 50609.76

Exhibit A-1-i